Exhibit 10.2

PROMISSORY NOTE

by

TALON FIRST TRUST, LLC

(Borrower)

in favor of

RCC REAL ESTATE, INC.

(Lender)

i

PROMISSORY NOTE

$33,000,000.00	New York, New York
July 2, 2014

FOR VALUE RECEIVED, TALON FIRST TRUST, LLC, a Delaware limited liability company, as maker, having its principal place of business at c/o Talon Real Estate Holding Corp., 5500 Wayzata Blvd, Suite 1070, Minneapolis, Minnesota 55416  (“Borrower”), hereby unconditionally promises to pay to the order of RCC REAL ESTATE, INC., a Delaware corporation, as payee, having an address at 712 Fifth Avenue, New York, New York 10019, and its successors and assigns (collectively, “Lender”), or at such other place as the holder of this Promissory Note (as the same may be amended, restated, supplemented, or otherwise modified from time to time, this “Note”) may from time to time designate in writing, the principal sum of THIRTY-THREE MILLION AND 00/100 DOLLARS ($33,000,000.00) or such lesser amount as is advanced pursuant to the provisions of this Note, in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (as defined below), and to be paid in accordance with the terms of this Note.

ARTICLE 1.  DEFINED TERMS

For all purposes of this Note, except as otherwise expressly provided herein or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean a counterparty to the Interest Rate Cap Agreement that (a) has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of not less than “A-” by S&P and “A3” from Moody’s, which rating shall not include a “t” or otherwise reflect a termination risk, or (b) is otherwise acceptable to all Rating Agencies rating any Secondary Market Transaction as evidenced by written confirmation from all such Rating Agencies that such counterparty shall not cause a downgrade, withdrawal or qualification of the ratings assigned, or to be assigned, to the Securities or any class thereof in any Securitization.

“Adjusted LIBOR Rate” shall mean, with respect to any Interest Period, an interest rate per annum equal to the one-month LIBOR plus the Spread; provided, however, in no event shall LIBOR be deemed to be less than one quarter of one percent (0.25%).

“Adjusted Prime Rate” shall mean the Prime Rate as such Prime Rate may change from time to time plus the Prime Rate Spread.

“Advances” shall mean, collectively, the Initial Advance and the TI/LC Advances.

“Applicable Interest Rate” shall mean (a) from and including the date of this Note through the day immediately preceding the first Determination Date an interest rate per annum equal to 5.75%; and (b) from and including the first Determination Date and for each successive Interest Period through and including the Maturity Date, an interest rate per annum equal to (i) the Adjusted LIBOR Rate or (ii) the Adjusted Prime Rate, if the Loan begins bearing interest at the Adjusted Prime Rate in accordance with the provisions of Paragraph (b) of Article 3.

“Approved Leasing Expenses” shall mean actual out-of-pocket expenses incurred by Borrower in leasing or re-leasing of the space at the Property pursuant to Leases entered into in accordance with the Security Instrument, including brokerage commissions and legal expenses, but excluding the costs of Approved Tenant Work, which expenses are substantiated by executed Lease documents, brokerage agreements and related agreements and do not exceed the amounts set forth in Section 6(b)(iv)(B) of the Reserve Agreement (unless Borrower deposits with Lender the amount by which such amounts exceed the amount set forth in such Section for disbursement in accordance with the Reserve Agreement).

“Approved Tenant Work” shall mean any tenant improvement work that Borrower is required to perform or pay for pursuant to any Lease entered into in accordance with the Security Instrument.

“Approved Tenant Work Expenses” shall mean the costs and expenses incurred in connection with Approved Tenant Work, provided such costs and expenses do not exceed the amounts set forth in Section 6(b)(iv)(C) of the Reserve Agreement (unless Borrower deposits with Lender the amount by which such amounts exceed the amount set forth in such Section for disbursement in accordance with the Reserve Agreement).

“Breakage Costs” shall mean any loss or expense which Lender sustains or incurs as a consequence of (a) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Adjusted LIBOR Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Adjusted LIBOR Rate, (b) any prepayment (whether voluntary or mandatory) of the Loan on a day that (i) is not a Payment Date, or (ii) is a Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Note, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Adjusted LIBOR Rate hereunder and (c) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the Adjusted LIBOR Rate to the Adjusted Prime Rate on a date other than the Determination Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable or which would be payable by Lender to lenders of funds obtained by it in order to maintain the Adjusted LIBOR Rate hereunder.

“Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the State of New York.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among, Borrower, Lender, Wells Fargo Bank, National Association and Manager, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Closing Date” shall mean the date hereof.

“Debt” shall have the meaning set forth in Article 4 hereof.

“Debt Service” shall mean, with respect to any particular period of time, scheduled interest payments due under this Note.

 “Debt Service Coverage Ratio” shall mean, as of the date of measurement, a ratio in which:  (a) the numerator is the Net Operating Income; and (b) the denominator is the Debt Service on the most recent Payment Date, annualized.

“Default” means any event or occurrence that, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

 “Default Rate” shall have the meaning set forth in Article 5 hereof.

“Determination Date” shall mean the first day of the Interest Period for which the Applicable Interest Rate is being determined.

“Event of Default” shall have the meaning given to such term in Section 10.01 of the Security Instrument.

 “Exit Fee” shall mean an amount equal to one half of one percent (0.50%) of the outstanding principal amount of this Note (or, in the case of a partial prepayment of this Note pursuant to Section 6(b) or otherwise, the principal amount so prepaid), determined as of the date such amount is due and payable under this Note.

“Extended Maturity Date” shall mean the First Extended Maturity Date if the First Extension Option is effectuated in accordance with Article 23 hereof, or the Second Extended Maturity Date if the Second Extension Option is effectuated in accordance with Article 23 hereof.

“Extension Fee” shall mean an amount equal to one quarter of one percent (0.25%) of the outstanding principal amount of this Note, determined as of the Initial Maturity Date or as of the First Extended Maturity Date, as applicable.

“Extension Option” shall have the meaning set forth in Article 23 hereof.

“Extension Term” shall mean the period from the Initial Maturity Date to and including the First Extended Maturity Date if the First Extension Option is effectuated in accordance with Article 23 hereof, and the period from the First Extended Maturity Date to and including the Second Extended Maturity Date if the Second Extension Option is effectuated in accordance with Article 23 hereof.

“First Extended Maturity Date” shall have the meaning set forth in Article 23 hereof.

“First Extension Option” shall have the meaning set forth in Article 23 hereof.

“Fitch” shall mean Fitch, Inc.

“Foreign Taxes” shall mean, collectively, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” shall mean, jointly and severally, (i) Talon Real Estate Holding Corp., a Utah corporation and (ii) Talon OP, L.P., a Minnesota limited partnership; and any replacement guarantor approved by Lender.

“Gross Income” shall mean, for any period, all income from base rental payments under Leases in effect with tenants that are in occupancy, open for business and paying full contractual, unabated base rent (calculated based upon a maximum occupancy rate equal to the lesser of 95% or the actual occupancy rate) without right of offset or credit for utility charges, escalations or forfeited security deposits, (including any portion of a security deposit Borrower is entitled to due to a breach by a tenant), but excluding (i) Rents from month-to-month tenants, tenants which are in default under their Leases, from tenants not in occupancy of their demised premises or which are during a free rent period or from tenants that are the subject of a pending bankruptcy or insolvency action or whose guarantor under such Lease are the subject of a pending bankruptcy or insolvency action, (ii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (iii) refunds and uncollectible accounts, (iv) proceeds from the sale of furniture, fixtures and equipment, (v) Net Proceeds and Condemnation Proceeds (other than business interruption or other loss of income insurance), and (vi) any disbursements to Borrower from any of the Reserves (as defined in the Reserve Agreement).

“Initial Advance” shall mean the advance of the Loan made on the Closing Date, in the amount of THIRTY-TWO MILLION and 00/100 Dollars ($32,000,000.00).

“Initial Maturity Date” shall mean the Payment Date occurring in July, 2017.

“Interest Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, one month periods commencing on the Payment Date occurring in the immediately preceding calendar month and ending on the day immediately preceding the subject Payment Date; provided, however, the Interest Period for the payment to be made in accordance with Section 2(a)(i) hereof shall be the period commencing on the Closing Date, and ending on the calendar day preceding the first Payment Date.

“Interest Rate Cap Agreement” shall mean, collectively, one or more interest rate protection agreements (together with the confirmation and schedules relating thereto) acceptable to Lender, between an Acceptable Counterparty and Borrower obtained by Borrower as and when required pursuant to Article 22 hereof, as the same may be amended, restated, supplemented, or otherwise modified from time to time.  After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term “Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement and such Replacement Interest Rate Cap Agreement shall be subject to all requirements applicable to the Interest Rate Cap Agreement.

“Last Advance Date” shall mean the Payment Date occurring in January, 2016.

“LIBOR” shall mean, with respect to each Interest Period, the rate determined by Lender to be (i) the per annum rate for deposits in U.S. Dollars in the London interbank market for a period equal to the applicable Interest Period, as displayed on Reuters screen page LIBOR01 (or any successor thereto) as of 11:00 a.m., London time, on the day that is two (2) London Business Days prior to that respective Interest Period’s Determination Date (rounded upwards, if necessary, to the nearest 1/100 of 1%); (ii) if such rate does not appear on said on Reuters screen page LIBOR01, the arithmetic mean (rounded as aforesaid) of the offered quotations of rates obtained by Lender from the Reference Banks for deposits in U.S. dollars for a period equal to the applicable Interest Period to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on the day that is two (2) London Business Days prior to that Determination Date and in an amount that is representative for a single transaction in the relevant market at the relevant time; or (iii) if fewer than two (2) Reference Banks provide Lender with such quotations, the rate per annum which Lender determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations of rates which major banks in New York, New York selected by Lender are quoting at approximately 11:00 a.m., New York City time, on the Determination Date for loans in U.S. dollars to leading European banks for a period equal to the applicable Interest Period in amounts of not less than U.S. $1,000,000.00.  Lender’s determination of LIBOR shall be binding and conclusive on Borrower absent manifest error.  LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Lender prices loans on the date which LIBOR is determined by Lender as set forth above.

“Lien” shall mean, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, the Property or any portion thereof, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanics’, materialmens’ and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower in the original principal amount set forth in, and evidenced by, this Note.

“Loan Documents” shall have the meaning set forth in Article 7 hereof.

“Loan to Value Ratio” shall mean, as of any date of determination, the ratio of the then outstanding principal balance of the Loan to the appraised value of the Property determined by an M.A.I. appraisal (dated, at Lender’s option, no earlier than thirty (30) days prior to the date of determination of the Loan to Value Ratio) acceptable to Lender in its good faith discretion, prepared by a professional appraiser who is a member in good standing of the Appraisal Institute, which appraisal shall value the Property on an “as-is” basis as of the date of such appraisal.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Manager” shall mean Talon Management Services, LLC, a Minnesota limited liability company, or such other property manager with respect to the Property approved by Lender.

“Maturity Date” shall mean the Initial Maturity Date, the First Extended Maturity Date if the First Extension Option is effectuated in accordance with the terms of Article 23 hereof, the Second Extended Maturity Date if the Second Extension Option is effectuated in accordance with the terms of Article 23 hereof, or such other date on which the outstanding principal balance of this Note, accrued interest and all other sums payable under this Note and the other Loan Documents becomes due and payable, as herein or therein provided, whether at such stated maturity date, by acceleration or otherwise.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Operating Income” means, as of the date of determination, the amount obtained by subtracting Operating Expenses during the twelve (12) month period ending the last day of the most recent calendar month for which monthly reporting has been provided by Borrower in accordance with the Loan Documents, from Gross Income for the month in which Net Operating Income is measured, annualized.  For the purpose of determining the Net Operating Income, all calculations of Operating Expenses and Gross Income shall be determined utilizing the most recent monthly results as reported pursuant to and in accordance with the Loan Documents, provided, if Borrower fails to provide the monthly reporting as required pursuant to the Loan Documents, then in such case, and without limiting any other rights that Lender has due to such failure, (x) Borrower shall not be entitled to any benefits under this Note which is conditioned on a calculation that requires the delivery of such monthly reporting, including, without limitation, terminating a Cash Management Period (as defined in the Cash Management Agreement) and (y) in making any calculation with respect to the Debt Service Coverage Ratio, Lender shall be entitled, in Lender’s sole and absolute discretion, to utilize the most recent information on monthly reporting received from Borrower.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of the general partner or managing member of Borrower.

“Operating Expenses” shall mean the aggregate of the following items:  (a) real estate taxes, general and special assessments or similar charges, other than Taxes; (b) sales, use and personal property taxes; (c) (1) management fees equal to the greater of four percent (4%) of gross revenues, and actual management fees, and (2) disbursements for management services whether such services are performed at the Property or off-site; (d) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses, of all employees up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of the Property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower; (e) insurance premiums including, but not limited to, casualty, liability, rent and fidelity insurance premiums, other than Insurance Premiums; (f) cost of all electricity, oil, gas, water, steam, HVAC and any other energy, utility or similar item and overtime services, the cost of building and cleaning supplies, and all other administrative, management, ownership, operating, advertising, marketing and maintenance expenses incurred by Borrower (and not paid directly by any tenant) in connection with the operation of the Property; (g) costs of necessary cleaning, repair, replacement, maintenance, decoration or painting of existing improvements on the Property (including, without limitation, parking lots and roadways), of like kind or quality or such kind or quality which is necessary to maintain the Property to the same standards as competitive properties of similar size and location of the Property; (h) the cost of such other maintenance materials, HVAC repairs, parts and supplies, and all equipment to be used in the ordinary course of business, which is not capitalized in accordance with an approved accounting method; (i) legal, accounting and other professional expenses incurred in connection with the Property; (j) casualty losses to the extent not reimbursed by a third party; and (k) reserve payments required under the Replacement Reserve Subaccount (as defined in the Cash Management Agreement).  Operating Expenses shall be based on the above-described items actually incurred or payable on an accrual basis in accordance with the approved accounting method utilized by Borrower during the twelve (12) month period ending one month prior to the date on which the Net Operating Income is to be calculated, with customary adjustments for items such as taxes and insurance which accrue but are paid periodically, as reasonably adjusted by Lender to reflect projected adjustments for only those items which are definitively ascertainable and of a fixed amount (for example, real estate taxes) for the subsequent twelve (12) month period beginning on the date on which the Net Operating Income is to be calculated. Notwithstanding the foregoing, the term “Operating Expenses” shall not include (i) depreciation or amortization or any other non-cash item of expense unless approved by Lender in its reasonable discretion, (ii)

interest, principal, fees, costs and expense reimbursements of Lender in administering the Loan or exercising remedies under this Note or the other Loan Documents; or (iii) any expenditure properly treated as a capital item under an approved accounting method.

“Payment Date” shall mean August 5, 2014 (which shall be the first Payment Date hereunder) and the fifth (5th) day of each and every month thereafter until and including the Maturity Date, or if such day is not a Business Day, the immediately preceding Business Day.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Prepayment Consideration” shall have the meaning set forth in Article 6 hereof.

“Prime Rate” shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its prime rate, as such rate shall change from time to time.  If Citibank, N.A. ceases to announce a prime rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate”.  If The Wall Street Journal ceases to publish the “Prime Rate”, Lender shall select an equivalent publication that publishes such “Prime Rate”, and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a Governmental Authority or quasigovernmental body, then Lender shall select, in its reasonable discretion, a comparable interest rate index.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan,  and (b) the Prime Rate on the date LIBOR was last applicable to the Loan.

“Property” shall have the meaning set forth in Article 7 hereof.

“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which has been approved by Lender.

“Reference Banks” shall mean four major banks in the London interbank market selected by Lender.

“Replacement Interest Rate Cap Agreement” shall mean, collectively, one or more interest rate protection agreements, acceptable to Lender, from an Acceptable Counterparty, with terms identical to the Interest Rate Cap Agreement except that the same shall be effective as of the date required in Article 22 hereof (and Article 23 hereof to the extent any Replacement Interest Rate Cap Agreement is purchased in order to comply with the requirements of such Article 23); provided that to the extent any such interest rate protection agreements do not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate protection agreements approved in writing by Lender, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Request” shall mean Borrower’s written request for an Advance and/or disbursement of funds held in a Reserve Account (as defined in the Reserve Agreement), substantially in the form attached hereto as Exhibit A.

“Reserve Agreement” shall mean that certain Reserve and Security Agreement, dated as of the date hereof, by and between Borrower and Lender, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“S&P” shall mean Standard & Poor’s Financial Services LLLC, a subsidiary of The McGraw-Hill Companies, and any successor thereto.

“Second Extended Maturity Date” shall have the meaning set forth in Article 23 hereof.

“Second Extension Option” shall have the meaning set forth in Article 23 hereof.

“Security Instrument” shall have the meaning set forth in Article 7 hereof.

 “Spread” shall mean five and one-half of one percent (5.50%).

“Strike Price” shall mean two and one-half of one percent (2.50%).

“Tenant Budget” shall mean each budget prepared in respect of any applicable Approved Tenant Work.

“TI/LC Advances” shall mean advances of the Loan for the TI/LC Portion set forth in Article 25 hereof.

“TI/LC Reserve Account” shall have the meaning set forth in the Reserve Agreement.

“TI/LC Portion” shall have the meaning set forth in Article 24 hereof.

All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument.  Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators.

ARTICLE 2.  PAYMENT TERMS

(a)

Borrower agrees to pay sums under this Note in installments as follows:

(i)

A payment on the date hereof of all interest that will accrue on the Initial Advance from and after the date hereof through and including the fourth (4th) calendar day of the first full calendar month following the date hereof;

(ii)

A monthly payment of interest only on each Payment Date; and

(iii)

The outstanding principal balance of this Note, all interest accrued thereon, and all other sums due and payable under this Note and the Loan Documents, together with the Exit Fee, shall be due and payable on the Maturity Date.

(b)

Except as otherwise specifically provided herein, all payments and prepayments under this Note shall be made to Lender not later than 11:00 A.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.  Interest on the principal sum of this Note shall be calculated at the Applicable Interest Rate on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.  In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business.  All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

(c)

For purposes of this Note, if the Payment Date in a given month shall not be a Business Day, then, for purposes of determining the date on which Borrower is required to make any payment due hereunder and the date on which Lender is required to make any Advance hereunder, but not the accrual of interest, the Payment Date for such month shall be the immediately preceding Business Day.

(d)

In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

(e)

Borrower agrees to pay Lender an origination fee in the amount of $330,000.00, which is fully earned and due and payable on the date hereof.

ARTICLE 3.    ADDITIONAL PAYMENT PROVISIONS

(a)

Interest shall be charged and payable on the outstanding principal amount of the Loan at a rate per annum equal to the Applicable Interest Rate, but in no event shall such rate exceed the maximum rate permitted under applicable law.  Subject to the terms and conditions of Section 3(b) below, Borrower shall pay interest on the outstanding principal amount of the Loan at the Applicable Interest Rate for the applicable Interest Period.  Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(b)

In the event that Lender shall have reasonably determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, U.S. dollar deposits, in an amount approximately equal to the outstanding principal balance of the Loan, are not generally available at such time in the interbank eurodollar market or that adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the then current Interest Period.  If such notice is given, the Loan shall bear interest at the Adjusted Prime Rate beginning on the first day of the next succeeding Interest Period.

(c)

If, pursuant to the terms of this Note, the Loan is bearing interest at the Adjusted Prime Rate and Lender shall reasonably determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the then current Interest Period.  If such notice is given, the Loan shall bear interest at the Adjusted LIBOR Rate beginning on the first day of the next succeeding Interest Period.  Notwithstanding any provision of this Note to the contrary, in no event shall Borrower have the right to elect to have the Loan bear interest at either the Adjusted LIBOR Rate or the Adjusted Prime Rate.

(d)

If the Loan is bearing interest at Adjusted LIBOR Rate, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Foreign Taxes, excluding, in the case of Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof and, in the case of Lender, taxes measured by its overall net income, and franchise taxes imposed on it, by the jurisdiction of Lender’s applicable lending office or any political subdivision thereof.  If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder.  Whenever any non-excluded Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such non-excluded Foreign Tax.  Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.  Lender’s inability to notify Borrower of any such Foreign Tax in accordance with the immediately preceding sentence shall in no way relieve Borrower of its obligations under this subsection.

(e)

If any requirement of law or any change therein, or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to make or maintain the Loan bearing interest at the Adjusted LIBOR Rate, the Loan shall automatically bear interest at the Adjusted Prime Rate on the next succeeding Interest Period or within such earlier period as required by law.  Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Note, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder.  Upon written demand from Borrower, Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender’s determination and the calculation substantiating the Adjusted Prime Rate and any additional costs incurred by Lender in making the conversion, which, upon written notice thereof from Lender, as certified to Borrower, shall be conclusive absent manifest error.  In the event Lender shall determine in its good faith (which determination shall be conclusive and binding upon Borrower) that the aforesaid circumstances no longer exist, the Applicable Interest Rate shall be converted to the Adjusted LIBOR Rate effective as of the first Determination Date which occurs at least ten (10) Business Days after such determination by Lender.

(f)

In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance in good faith by Lender with any request or directive (whether or not having the force of law) hereafter issued by any central bank or other Governmental Authority:

(i)

shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii)

shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(iii)

shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material, as determined by Lender.  If Lender becomes entitled to claim any additional amounts pursuant to this Section 3(f), Lender shall provide Borrower with not less than ten (10) days’ prior written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount.  A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error.  This provision shall survive payment of this Note and the satisfaction of all other obligations of Borrower under this Note and the other Loan Documents.

(g)

Borrower agrees to indemnify Lender and to hold Lender harmless from any Breakage Costs.  This provision shall survive payment of this Note and the satisfaction of all other obligations of Borrower under the Loan Documents.

(h)

Lender shall not be entitled to claim compensation pursuant to this Article 3 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than the earlier of (i) one hundred eighty (180) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Article 3, which statement shall be conclusive and binding upon all parties hereto absent manifest error, or (ii) any earlier date provided that Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) within one hundred eighty (180) days after Lender received written notice of such change in law or circumstance.

(i)

Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the Adjusted LIBOR Rate and to avoid or reduce any increased or additional costs payable by Borrower under this Article 3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch or office of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the Adjusted LIBOR Rate or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (i) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (ii) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole discretion.

ARTICLE 4.  DEFAULT AND ACCELERATION

(a)

The whole of the principal sum of this Note, (b) interest, default interest, late charges, the Exit Fee, the applicable Prepayment Consideration and other sums, as provided in this Note or the other Loan Documents, (c) all other monies agreed or provided to be paid by Borrower in this Note or the other Loan Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the “Debt”) shall without notice become immediately due and payable at the option of Lender upon the occurrence and during the continuance of an Event of Default.

ARTICLE 5.  DEFAULT INTEREST

Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the “Default Rate”).  The Default Rate shall be computed from the occurrence of an Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full.  Interest calculated at the Default Rate shall be added to the Debt and shall be deemed secured by the Security Instrument.  Nothing in this Article 5 shall be construed as an agreement or privilege to extend the date of the payment of the Debt nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of an Event of Default.

ARTICLE 6.  PREPAYMENT

(a)

Borrower may prepay the Loan in whole, but not in part; provided, however, with respect to any prepayment, (i) no Default or Event of Default exists; (ii) Borrower gives Lender not less than thirty (30) and not more than sixty (60) days’ prior written notice specifying the date of prepayment and the amount of the principal balance of the Loan that Borrower intends to prepay; and (iii) Borrower pays to Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (A) if the prepayment is not made on a Payment Date, all interest which would have accrued on the amount of such prepayment through and including the Payment Date next occurring following the date of such prepayment; (B) all other sums then due and payable under this Note and the other Loan Documents, including, but not limited to, the Breakage Costs and all of Lender’s costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with such prepayment, (C) if the prepayment of the Loan occurs prior to the eighteenth (18th) Payment Date (i.e. January 5, 2016), an amount equal to all then-scheduled monthly payments through and including the eighteenth (18th) Payment Date

(together with the amount described in clause (B) above, the “Prepayment Consideration”); and (iv) Borrower pays to Lender the Exit Fee.  If a notice of prepayment is given by Borrower to Lender pursuant to this Article 6, the amount designated for prepayment and the other sums required under this Article 6 shall be due and payable on the prepayment date specified in such notice.  No tender of a prepayment with respect to which the Prepayment Consideration is due shall be effective unless such prepayment is accompanied by the Prepayment Consideration.

(b)

Full or partial prepayments of this Note shall be permitted in order to apply insurance or condemnation proceeds in accordance with the terms of the Security Instrument, in which event no prepayment fee or premium shall be due, provided that payment of the Exit Fee applicable to such prepayment shall be required.  Any such prepayment of principal shall be applied on the next succeeding Payment Date following Lender’s receipt of such insurance or condemnation proceeds and determination to apply such sums against the outstanding principal balance of this Note in accordance with the terms of the Security Instrument.  No notice of prepayment shall be required under the circumstances specified in this Section 6(b).

(c)

Following an Event of Default and acceleration of this Note, if Borrower or anyone on Borrower’s behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by this Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security Instrument), or during any redemption period after foreclosure, the tender of payment shall constitute an evasion of Borrower’s obligation to pay any Prepayment Consideration due under this Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had this Note not been so accelerated.

(d)

The Exit Fee shall be due and payable on the earlier of (i) the date when the outstanding principal balance of this Note is paid in full, (ii) the Maturity Date, and (iii) the date on which the Debt shall have become immediately due and payable at the option of Lender pursuant to the terms and provisions of the Loan Documents after the occurrence of an Event of Default.  The Exit Fee is deemed earned in full on the date hereof notwithstanding the timing of its required payment as herein provided above.  No tender of a prepayment of this Note with respect to which an Exit Fee is due shall be effective unless such prepayment is accompanied by the Exit Fee.  If the Debt shall have been declared due and payable by Lender pursuant to Article 4 hereof, then any tender of payment of the Debt must include the Exit Fee.

ARTICLE 7.  SECURITY

This Note is secured by the Security Instrument and the other Loan Documents.  The term “Security Instrument” means the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time) in the maximum principal sum of THIRTY THREE MILLION AND NO/100 DOLLARS ($33,000,000.00) given by Borrower to (or for the benefit of) Lender, as security for the Debt and other obligations covering the fee simple estate of Borrower in the Property (as defined in the Security Instrument) and intended to be duly recorded in Ramsey County, Minnesota.  The term “Loan Documents” as used in this Note shall mean all and any of the documents including this Note or the Security Instrument now or hereafter executed and/or delivered by Borrower and/or others and by or in favor of Lender, in connection with the Loan, as the same may be amended, restated, supplemented, or otherwise modified from time to time.  All of the terms, covenants and conditions contained in the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

ARTICLE 8.  SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay.  If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the

Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

ARTICLE 9.  LATE CHARGE

If any sum payable under this Note (other than the payment of principal due on the Maturity Date) is not paid prior to the fifth (5th) day after the date on which it is due, upon written notice from Lender of such failure of Borrower to pay such sums when due, Borrower shall pay to Lender an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the other Loan Documents.

ARTICLE 10.  NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 11.  JOINT AND SEVERAL LIABILITY

If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

ARTICLE 12.  WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and nonpayment and all other notices of any kind (except as otherwise provided in the Loan Documents).  No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note or the other Loan Documents.  No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in the Loan Documents.  If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership.  If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation.  If Borrower is a limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the members comprising, or the managers, officers or agents relating to, the limited liability company.  The term “Borrower”, as used herein, shall include any alternate or successor partnership, corporation, limited liability company or other entity or person to the Borrower named herein, but any predecessor partnership (and their partners), corporation, limited liability company, other entity or person shall not thereby be released from any liability.  Nothing in this Article 12 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Security Instrument or any other Loan Document.

ARTICLE 13.  TRANSFER

Lender may, at any time, sell, transfer, pledge or assign this Note, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”).  Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, pledgee in such Securities or any Rating Agency rating such Securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any guarantor and the Property, whether furnished by Borrower, any guarantor or otherwise, as Lender determines necessary or desirable.  Borrower and any guarantor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to the Security Instrument, including, without limitation, the delivery of an estoppel certificate in accordance therewith, and such other documents as may be reasonably requested by Lender.  Borrower shall also furnish, and Borrower and any guarantor consent to Lender furnishing, to such Investors or such prospective Investors any and all information concerning the Property, the Leases, the financial condition of Borrower and any guarantor as may be requested by Lender, any Investor or any prospective Investor in connection with any sale, pledge, transfer or participation interest.  Lender may retain or assign responsibility for servicing the Loan, including the Loan Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer.  Lender may make such assignment or delegation on behalf of the Investors if this Note is sold or the Security Instrument or the other Loan Documents are assigned.  All references to Lender herein shall refer to and include any such servicer to the extent applicable.

ARTICLE 14.  WAIVER OF TRIAL BY JURY

BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

ARTICLE 15.  EXCULPATION

(a)

Except as otherwise provided herein, in the Security Instrument or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower, to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any partner or member of Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon the Loan Documents, and the interests in the Property; and any other collateral given to Lender pursuant to the Security Instrument and other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower or any partner or member of Borrower only to the extent of Borrower’s interest in the Property and in any other collateral given to Lender, and Lender, by accepting this Note, the Security Instrument and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or any partner or member of Borrower, in any such action or proceeding, under or by reason of or in connection with the Loan Documents.  The provisions of this paragraph shall not, however, (A) constitute a waiver, release or impairment of any obligation evidenced or secured by the Loan Documents; (B) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (C) affect the validity or enforceability of any guaranty made in connection with the Loan Documents; (D) impair the right of Lender to obtain the appointment of a receiver; (E) impair the enforcement of any assignment; or (F) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)

fraud or intentional misrepresentation by any or on behalf of any Borrower Related Party (as defined below) in connection with the Loan;

(ii)

the gross negligence or willful misconduct of any Borrower Related Party in connection with the Loan or the Property;

(iii)

the removal or disposal of any portion of the Property (other than normal replacement of Personal Property) or any other collateral given to secure the Loan after the occurrence of an Event of Default;

(iv)

the misapplication or conversion by any Borrower Related Party of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, (C) any Advances or monies disbursed to Borrower or Manager under the Cash Management Agreement, (D) any Rents following a Default or an Event of Default, or (E) any Rents paid more than one month in advance;

(v)

failure to pay Taxes, assessments, charges for labor or materials or other charges that can create liens on any portion of the Property, except to the extent that Gross Operating Income from the Property is insufficient to pay such amounts (after giving effect to the priority of payment set forth in Section 3.4 of the Cash Management Agreement);

(vi)

failure to deliver any security deposits, advance deposits or any other deposits collected with respect to the Property to Lender prior to or upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(vii)

any intentional physical waste of the Property or other collateral securing the Loan resulting from the action or inaction of any Borrower Related Party;

(viii)

failure of any Borrower Related Party or Manager (acting at the direction of any Borrower Related Party) to direct the payment of, or pay any Rents to, the Clearing Account (as defined in the Cash Management Agreement) as required by the Loan Documents;

(ix)

the failure of any Borrower Related Party or Manager (acting at the direction of any Borrower Related Party) to apply monies disbursed to it as loan proceeds or from the Cash Management Account (as defined in the Cash Management Agreement) (or any sub-account thereof) for the purpose which such disbursement is made;

(x)

except as set forth in Section 15(b)(i) below, a breach of the covenants set forth in Section 4.3 of the Security Instrument;

(xi)

failure to pay any amounts payable by Borrower under the Interest Rate Cap Agreement or any Replacement Interest Rate Cap Agreement (including, without limitation, amounts required to be paid by Borrower to satisfy Borrower’s obligations under Section 22(f) hereof) and any misapplication of any amounts paid to Borrower under the Interest Rate Cap Agreement;

(xii)

the forfeiture by Borrower of the Property as a result of any criminal acts of any Borrower Related Party; or

(xiii)

the failure of Borrower to appoint a new Manager upon the request of Lender as permitted under and in accordance with the terms of the Loan Documents.

(b)

Notwithstanding anything to the contrary in the Loan Documents (A) the Debt shall be fully recourse to Borrower; and (B) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, in the event that:

(i)

Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(ii)

any Borrower Related Party arranges, induces, finances, solicits, colludes with others for, or solicits or causes to be solicited petitioning creditors for the filing by any Person(s) of any involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(iii)

Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(iv)

any Borrower Related Party consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property or colludes with or otherwise assists any Person in filing such application;

(v)

Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(vi)

a breach of the covenants set forth in Section 4.3 of the Security Instrument, provided, however, with respect to a breach of any of the covenants by Borrower described in Sections 4.3(d), (f), (g), (i), (j), (l), (m), (n), (o), (p), (q), (r) or (s), the foregoing recourse shall only be triggered if in connection with a pending bankruptcy or insolvency proceeding and as a result of such breach, a court of competent jurisdiction has ordered the substantive consolidation of the assets and liabilities of Borrower with any other Person;

(vii)

Borrower fails to obtain Lender’s prior written consent to any indebtedness or voluntary lien encumbering the portion of the Property described in clauses (a) through (d) of Section 1.1. of the Security Instrument;

(viii)

Borrower fails to obtain Lender’s prior written consent to any Transfer, as required by (and in accordance with) the Security Instrument; or

(ix)

Any Borrower Related Party in connection with any enforcement action or exercise or assertion of any right or remedy in accordance with applicable law (each, an “Action”) by or on behalf of Lender under or in connection with the Note or any other Loan Document, acts in a manner so as to impede or delay Lender’s rights in connection with any Action, or seeks to raise or raises an affirmative defense or other defense, non-compulsory counterclaim, offset, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan (each an “Interference Event”); provided, however, that notwithstanding the foregoing, the filing by Borrower or Guarantor of a legal action or defense to Lender’s exercise of its remedies shall not be deemed to be an Interference Event if it is filed in good faith to assert a material defense to such exercise which has a reasonable basis in fact and in law (including, without limitation, defenses arising from good faith disputes as to the existence or non-existence of any Event of Default), and if it does not seek to challenge the validity of the liens of any of the Loan Documents or the enforceability under applicable law of the Loan Documents taken as a whole.

For purposes of this Article 15, “Borrower Related Party” shall mean Borrower, Guarantor, any Affiliate of Borrower or Guarantor, or any of their agents or representatives acting at the direction of Borrower, Guarantor, or any Affiliate of Borrower or Guarantor, and “Affiliate” shall mean, with respect to a Person, another Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person in question.  The term “control” as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person, whether through the ownership of voting securities, by contract or otherwise.

ARTICLE 16.  AUTHORITY

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver the Loan Documents and that the Loan Documents constitute valid and binding obligations of Borrower.

ARTICLE 17.  APPLICABLE LAW

THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THIS NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY AND THE DETERMINATION OF DEFICIENCY JUDGMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE, AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ARTICLE 18.  SERVICE OF PROCESS

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT Corporation System

111 Eighth Avenue

New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

ARTICLE 19.  COUNSEL FEES

In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney’s fees for the services of such counsel whether or not suit be brought.

ARTICLE 20.  NOTICES

Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be given as provided in the Security Instrument.

ARTICLE 21.  MISCELLANEOUS

(a)

Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)

Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether retained firms, the reimbursement for the expenses of in-house staff, or otherwise.

ARTICLE 22.  INTEREST RATE CAP AGREEMENT

(a)

Prior to or contemporaneously with Borrower’s execution and delivery of this Note, Borrower shall enter into an Interest Rate Cap Agreement with a LIBOR strike price equal to the Strike Price.  The Interest Rate Cap Agreement (i) shall at all times be in a form and substance reasonably acceptable to Lender, (ii) shall at all times be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly to Lender pursuant to its instructions any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist if the Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof, (iv) shall be for a period commencing no later than the date hereof through July 5, 2016 and (v) shall at all times have a notional amount equal to or greater than the principal balance of the Loan and shall at all times provide for the applicable Strike Price.  Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Assignment of Interest Rate Cap Agreement”), all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly to Lender pursuant to its instructions and shall notify the Acceptable Counterparty of such assignment).

(b)

Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement.  All amounts paid by the Acceptable Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into such account as specified by Lender.  Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c)

In the event of any downgrade or withdrawal of the rating of the Acceptable Counterparty by any Rating Agency, Borrower shall cause the Acceptable Counterparty to either (i) replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement, (ii) provide a guaranty of Counterparty’s obligations under the Interest Rate Cap Agreement from an entity  that meets the requirements of an Acceptable Counterparty, or (iii) post sufficient collateral to secure its obligations under the Interest Rate Cap Agreement, in each case not later than thirty (30) Business Days following receipt of notice from Lender of such downgrade or withdrawal.

(d)

In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Note, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e)

In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i)

the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii)

the execution and delivery of the Interest Rate Cap Agreement by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)

all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv)

the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)

(f)

Borrower shall have obtained, delivered and assigned to Lender in accordance with the Loan Documents not later than five (5) Business Days prior to July 5, 2016, a Replacement Interest Rate Cap Agreements from an Acceptable Counterparty which Replacement Interest Rate Cap Agreement shall be effective commencing no later than July 5, 2016 and shall have a maturity date not earlier than the Initial Maturity Date.  Failure to comply with this Section 22(f) shall be an immediate Event of Default.

ARTICLE 23.  EXTENSION OF MATURITY DATE

(a)

Borrower shall have two (2) options (“First Extension Option” and “Second Extension Option”, respectively, and each, an “Extension Option”) to extend the Initial Maturity Date to Payment Date occurring in July, 2018 (the “First Extended Maturity Date”), and to extend the First Extended Maturity Date to Payment Date occurring in July, 2019 (the “Second Extended Maturity Date”), respectively, upon satisfaction of the following terms and conditions:

(i)

no Default or Event of Default shall have occurred and be continuing on the date that the applicable Extension Option is exercised and on the date that the applicable Extension Term commences;

(ii)

Borrower shall have provided Lender with written notice of its election to extend the Maturity Date, as aforesaid, not later than thirty (30) days and not earlier than one hundred twenty (120) days prior to the date of the then current Maturity Date.  Once given, such notice shall be irrevocable;

(iii)

if the Interest Rate Cap Agreement is scheduled to mature prior to the First Extended Maturity Date, with respect to the First Extension Option, or the Second Extended Maturity Date, with respect to the Second Extension Option, Borrower shall have obtained and delivered to Lender not later than five (5) Business Days prior to the first day of applicable Extension Term, one or more Replacement Interest Rate Cap Agreements from an Acceptable Counterparty which Replacement Interest Rate Cap Agreement shall be effective commencing on the first date of such Extension Term and shall have a maturity date not earlier than the First Extended Maturity Date with respect to the exercise of the First Extension Option, and the Second Extended Maturity Date with respect to the exercise of the Second Extension Option;

(iv)

Borrower shall have delivered to Lender, together with its notice pursuant to Section 23(a)(ii), and at Lender’s reasonable request on the first day of the applicable Extension Term, an Officer’s Certificate, in form and substance acceptable to Lender, executed by an authorized officer of Borrower, certifying that each of the representations and warranties of Borrower contained in this Note and the other Loan Documents is true and correct in all material respects as of the date of such Officer’s Certificate to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time;

(v)

Borrower shall have paid the Extension Fee to Lender in connection with the exercise of each Extension Option, which Extension Fee shall be deemed earned by Lender

(vi)

the Net Operating Income for the Property for the twelve (12) full calendar months ending on the last day of the month preceding the month in which the applicable Extension Term  commences shall be equal to or greater than $3,750,000, as determined by Lender in its sole discretion; and

(vii)

the Loan to Value Ratio of the Property shall be equal to or less than seventy-five percent (75%).

ARTICLE 24.  ADVANCES GENERALLY

(a)

Subject to and upon the terms and conditions set forth herein, the Loan shall be made in a series of Advances and shall consist of (i) the Initial Advance being made on the Closing Date and (ii) the TI/LC  Advances in an aggregate amount of up to One Million and 00/100 Dollars ($1,000,000.00) (the “TI/LC Portion”).  Lender’s

obligation to make TI/LC Advances after the date hereof is subject to Borrower’s request and the applicable terms, conditions and limitations set forth in this Note.  Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

(b)

Any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

ARTICLE 25.  TI/LC ADVANCES

(a)

Subject to the provisions hereof, following the receipt of a Request, which Request must be delivered to Lender at least fifteen (15) days prior to the Payment Date on which a proposed TI/LC Advance is requested to be made, Lender shall make TI/LC Advances from time to time (but not more often than once per calendar month and only on a Payment Date) sufficient to cover the Approved Tenant Work Expenses and Approved Leasing Expenses covered by such Request; provided, however, in no event shall the aggregate amount of TI/LC Advances exceed the TI/LC Portion.  TI/LC Advances will be used solely to fund Approved Tenant Work Expenses and Approved Leasing Expenses.  Lender shall deposit all TI/LC Advances into the TI/LC Reserve Account, which sums shall be held and disbursed in accordance with the Reserve Agreement.

(b)

Lender’s obligation to make any TI/LC Advance shall be subject to the satisfaction of each of the following conditions precedent to such TI/LC Advance:

(i)

Both immediately prior to the making of such TI/LC Advance and also after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(ii)

The representations and warranties made by Borrower and Guarantor in the Loan Documents and in any guaranty or indemnity shall be true and correct in all material respects on and as of the date of the making of such TI/LC Advance with the same force and effect as if made on and as of such date to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as   result of the passage of time;

(iii)

Lender shall have received (i) a notice of title continuation or title endorsement, as appropriate, showing that since the making of any prior Advance there has been no change in the state of title to the Property and no survey exceptions with respect to the Property not theretofore approved by Lender, and that no mechanic’s Liens or other Liens have been filed and remain filed with respect to the Property other than Permitted Encumbrances, and (ii) an endorsement to the title insurance policy issued to Lender, which endorsement shall have the effect of (A) updating the date of such title insurance policy to the date of the making of such TI/LC Advance and (B) increasing the coverage of such title insurance policy by an amount equal to the amount of the TI/LC Advance then being made;

(iv)

All fees and expenses payable to Lender, to the extent then due and payable, shall have been (or contemporaneously are being) paid in full and all title premiums and other title and survey charges shall have been (or contemporaneously are being) paid in full; and

(v)

Lender shall have received (A) a copy of the Tenant Budget showing (1) the amount of Approved Tenant Work Expenses incurred through and including the requested TI/LC Advance and the corresponding line items relating thereto, and (2) the remaining budgeted Approved Tenant Work Expenses and the corresponding line items relating thereto, and (B) such other documents relating to such disbursement as Lender may reasonably request

(vi)

Lender shall have reviewed and approved the Lease, the tenant and use of the leased premises giving rise to the Approved Tenant Work Expenses and/or Approved Leasing Expenses to be paid.

(c)

Notwithstanding Lender’s receipt of a Request, in no event shall Lender have any obligation to make the TI/LC Advance requested therein to the extent such TI/LC Advance is in an amount less than $200,000.00, except with respect to a TI/LC Advance requested to be made on the Last Advance Date, or more than one (1) TI/LC Advance with respect to each Lease.  Notwithstanding anything contained herein to the contrary, provided that no Default or Event of Default has occurred and is continuing, Lender may consent to a TI/LC Advance to be funded into the TI/LC Reserve Account upon Borrower’s written request therefor prior to satisfying all of the conditions required in this Article, to be disbursed pursuant to the provisions of the Reserve Agreement.

(d)

If the entire TI/LC Portion is not advanced on or before the Last Advance Date, the un-advanced balance of the TI/LC Portion may be advanced by Lender, at its election in its sole discretion, and deposited in the TI/LC Reserve Account to be disbursed in accordance with the terms and conditions of the Reserve Agreement.

[Remainder of page intentionally left blank; signature page follows]

[SIGNATURE PAGE TO PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

TALON FIRST TRUST, LLC,
a Delaware limited liability company

By:	Talon OP, L.P., its sole member

	By:	Talon Real Estate Holding Corp., its general partner

	By:	/s/ Matthew G. Kaminski
Name: Matthew G. Kaminski
Title: Chief Executive Officer

N-266954

PROMISSORY NOTE

RCC REAL ESTATE, INC.,
a Delaware corporation

By:	/s/ David Bloom
Name: David Bloom
Title: President

N-266954

PROMISSORY NOTE

[EXHIBITS OMITTED]

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